Exhibit 99.1
Tallgrass Energy Partners Acquires Powder River Oil Gathering System, Continues to Expand Service Offerings in the Basin
LEAWOOD, Kan.--(BUSINESS WIRE)--Tallgrass Energy Partners, LP (NYSE:TEP) today announced that through its subsidiary Tallgrass Midstream, LLC (“TMID”) it has closed on the acquisition of Outrigger Energy LLC’s crude oil gathering system in the Powder River Basin for approximately $36 million, subject to potential adjustments specified in the purchase agreement. The acquired assets include approximately 34 miles of gathering lines and approximately 150,000 acres dedicated on a long-term fee-based contract. Tallgrass estimates approximately $7 million in additional capital expenditures for the remainder of 2017 on the Outrigger system.
As a result of the acquisition, Tallgrass Interstate Gas Transmission, LLC (“TIGT”) intends to abandon by sale to TMID an underutilized segment of its system from Labonte, Wyo., to Guernsey, Wyo. The abandonment, which is subject to approval by the Federal Energy Regulatory Commission, will have no adverse effect on TIGT’s firm transportation customers.
TMID intends to convert the acquired pipeline segment from TIGT into crude oil service and also construct the necessary facilities to establish a new crude oil line from Labonte to the Outrigger system along with additional laterals into other producing areas in the Powder River Basin. This project will provide direct access for producers on the Outrigger system to Tallgrass Pony Express Pipeline, LLC’s (“Pony Express”) crude oil pipeline system.
“This is another strategic acquisition that complements our existing processing, natural gas gathering, transportation and water assets in the region and enables us to provide additional services for producers in the basin,” said Tallgrass Chief Operating Officer Bill Moler. “With the early, but very encouraging, well results from producers, the Powder River Basin is a strategic focus for Tallgrass. This acquisition expands our footprint in the region and provides another direct supply source for Pony Express.”
Dean Dick to Lead Crude Oil Gathering Efforts
TEP also announced that Dean Dick will lead its crude oil gathering business housed under TMID. Dean has nearly 30 years of experience in crude oil transportation services including trucking, gathering, terminals and DOT regulated pipeline transportation. He has previously worked for Marathon Petroleum and Kinder Morgan in operations, facility development and expansion, new market development and pipeline optimization, making him uniquely qualified to lead this segment of the business. He holds a BSEE from the University of Wyoming and an MBA from Grand Canyon University.
About Tallgrass Energy Partners, LP
Tallgrass Energy is a family of companies that includes publicly traded partnerships Tallgrass Energy Partners, LP (NYSE: TEP) and Tallgrass Energy GP, LP (NYSE: TEGP), and privately held Tallgrass Development, LP. Operating across 10 states, Tallgrass is a growth-oriented midstream energy operator with transportation, storage, terminal and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the estimated $7 million of additional capital expenditures by Tallgrass for the remainder of 2017 on the Outrigger system, TIGT's abandonment by sale to TMID of a segment of its system from Labonte, Wyo., to Guernsey, Wyo., the conversion by TMID of the acquired pipeline segment from TIGT into crude oil service, the construction of facilities by TMID to establish a new crude oil line from Labonte to the Outrigger system along with additional laterals into other producing areas in the Powder River Basin, and the direct access for producers on the Outrigger system to the Pony Express Pipeline resulting from the project. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Contacts

Tallgrass Energy
Investor Relations
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com